Exhibit 23.3

RP® FINANCIAL, LC. Financial Services Industry Consultants

                                                                             March 21, 2007

Board of Directors
Quaint Oak Bancorp, Inc.
Quaint Oak Savings Bank
607 Lakeside Drive
Southampton, Pennsylvania 18966

Members of the Board of Directors:

        We hereby consent to the use of our firm's name in the Notice of Intent to Convert to Stock Form and any amendments thereto to be filed with Federal Deposit Insurance Corporation and in the Registration Statement on Form SB-2 and Form H-(e)1-S and any amendments thereto to be filed with the Securities and Exchange Commission and Office of Thrift Supervision, respectively. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of Quaint Oak Bancorp, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely, /s/ RP FINANCIAL, LC. RP® FINANCIAL, LC.

Washington Headquarters Rosslyn Center 1700 North Moore Street, Suite 2210 Arlington, VA 22209 www.rpfinancial.com	Telephone: (703) 528-1700 Fax No.: (703) 528-1788 Toll-Free No.: (866) 723-0594 E-Mail: mail@rpfinancial.com